SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 15, 2010

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-34032	26-0388421
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5205 N. O’Connor Blvd., Suite 200, Irving, Texas		75039
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (972) 444-9001

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.               Results of Operations and Financial Condition

Explanatory note:  Pioneer Southwest Energy Partners L.P. (the "Partnership") presents in this Item 2.02 certain information regarding the impact of changes in the fair values of its derivative instruments on the results of operations for three and nine months ended September 30, 2010 and certain other information regarding its derivative instruments.

The following table summarizes non-hedge net derivative gains (losses) that the Partnership expects to record in its earnings for the three and nine months ended September 30, 2010:

DERIVATIVE GAINS (LOSSES), NET
(in thousands)

	Three Months Ended	Nine Months Ended
	September 30, 2010	September 30, 2010

Noncash MTM changes:
Oil derivative gains (losses)	$(17,266)	$19,867
Natural gas liquids derivative gains (losses)	(1,833)	6,065
Gas derivative gains	2,307	5,882
Total noncash derivative gains (losses), net	(16,792)	31,814

Cash settlements:
Oil derivative losses	(3,261)	(10,663)
Natural gas liquids derivative losses	(647)	(2,609)
Gas derivative gains	729	1,792
Total cash derivative losses, net	(3,179)	(11,480)
Total derivative gains (losses), net	$(19,971)	$20,334

Item 7.01.               Regulation FD Disclosure

The following table presents the Partnership’s open commodity derivative positions as of October 15, 2010:

	2010	Twelve Months Ending December 31,
	Fourth
	Quarter	2011	2012	2013
Average Daily Oil Production Associated with Derivatives:
Swap Contracts:
Volume (Bbl)	2,500	750	3,000	3,000
NYMEX price (Bbl)	$93.34	$77.25	$79.32	$81.02
Collar Contracts:
Volume (Bbl)	-	2,000	-	-
NYMEX price (Bbl):
Ceiling	$-	$170.00	$-	$-
Floor	$-	$115.00	$-	$-
Collar Contracts with Short Puts:
Volume (Bbl)	1,250	1,000	1,000	1,000
NYMEX price (Bbl):
Ceiling	$89.06	$99.60	$103.50	$111.50
Floor	$70.00	$70.00	$80.00	$83.00
Short Put	$55.00	$55.00	$65.00	$68.00
Percent of total oil production (a)	~90%	~90%	~90%	~85%
Average Daily Natural Gas Liquid Production Associated with Derivatives:
Swap Contracts:
Volume (Bbl)	750	750	750	-
Blended index price (Bbl) (b)	$52.52	$34.65	$35.03	$-
Percent of total NGL production (a)	~55%	~50%	~50%	N/A
Average Daily Gas Production Associated with Derivatives:
Swap Contracts:
Volume (MMBtu)	5,000	2,500	5,000	2,500
NYMEX price (MMBtu) (c)	$7.44	$6.65	$6.43	$6.89
Percent of total gas production (a)	~85%	~40%	~80%	~40%
Basis Swap Contracts:
Permian Basin Index Swaps – (MMBtu) (d)	2,500	-	2,500	2,500
Price differential ($/MMBtu)	$(0.87)	$-	$(0.30)	$(0.31)

____________
(a)	Represents an estimated percentage of forecasted production, which may differ from the percentage of actual production.
(b)	Represents the blended Mont Belvieu index prices per Bbl.
(c)	Represents the NYMEX Henry Hub index price or approximate NYMEX Henry Hub index price based on historical differentials to the index price on the derivative trade date.
(d)	Represents swaps that fix the basis differentials between the index at which the Partnership sells its gas and NYMEX Henry Hub index prices used in gas swap contracts.

Cautionary Statement Concerning Forward-Looking Statements

Except for historical information contained herein, the statements in Items 2.02 and 7.01 of this Current Report on Form 8-K are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements and the business prospects of the Partnership are subject to a number of risks and uncertainties that may cause the Partnership's actual results in future periods to differ materially from the forward-looking statements. These risks and uncertainties include, among other things, volatility of commodity prices, the effectiveness of the Partnership's commodity price derivative strategy, reliance on Pioneer Natural Resources Company and its subsidiaries to manage the Partnership's business and identify and evaluate acquisitions, product supply and demand, competition, the ability to obtain environmental and other permits and the timing thereof, other government regulation or action, the ability to obtain approvals from third parties and negotiate agreements with third parties on mutually acceptable terms, litigation, the costs and results of drilling and operations, availability of equipment, services and personnel required to complete the Partnership's operating activities, access to and availability of transportation, processing and refining facilities,  the Partnership's ability to replace reserves, including through acquisitions, and implement its business plans or complete its development activities as scheduled, uncertainties associated with acquisitions, access to and cost of capital, the financial strength of counterparties to the Partnership's credit facility and derivative contracts and the purchasers of the Partnership's oil, NGL and gas production, uncertainties about estimates of reserves and the ability to add proved reserves in the future, the assumptions underlying production forecasts, quality of technical data and environmental and weather risks, including the possible impacts of climate change. These and other risks are described in the Partnership's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the United States Securities and Exchange Commission. In addition, the Partnership may be subject to currently unforeseen risks that may have a materially adverse effect on it. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward-looking statements. The Partnership undertakes no duty to publicly update these statements except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
By: Pioneer Natural Resources GP LLC, its general partner

	By:	/s/ Frank W. Hall
Frank W. Hall,
Vice President and Chief
Accounting Officer

Dated: October 15, 2010